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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 29, 2002
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                        Philadelphia Suburban Corporation
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                 (Exact name of registrant specified in Charter)


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             Pennsylvania                             001-06659                             23-1702594
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
            (State or other                          (Commission                         (I.R.S. Employer
            jurisdiction of                          File Number)                      Identification No.)
            incorporation)



              762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania                                19010
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                  (Address of principal executive offices)                                   Zip Code
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           Registrant's telephone, including area code: (610) 527-8000
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                                 Not Applicable
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         (Former name and former address, if changed since last report)

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Item 5.      Other Events.

                  On July 29, 2002, we entered into a purchase agreement with
             DQE, Inc. ("DQE") and AquaSource, Inc. ("AquaSource") pursuant to which we agreed to acquire three operating water and wastewater first tier subsidiaries of AquaSource, a subsidiary of DQE, and assume selected, integrated operating and maintenance contracts and related assets. The purchase agreement provides for a target cash purchase price of approximately $205 million. The final purchase price may be increased by up to $10 million or decreased by up to $25 million as various purchase price adjustments are applied. These adjustments include the achievement of certain specific operating performance metrics, involving revenue, rate base and projected customer connections. We are purchasing the owned operating utilities, including assets and franchises that serve approximately 130,000 water and wastewater customer accounts in 12 states, and selected water and wastewater operating contracts that serve approximately 40,000 customers in 7 states. Over 80% of the customers in the businesses we are purchasing are located in Texas, Florida, Virginia and Indiana. Within 45 days of the agreement, AquaSource has the option to sell the operations in several states whose operations represent approximately 6% of the total customers of the businesses we are purchasing, in one or more separate transactions, with a consequent reduction in the target purchase price. The acquisition is subject to certain regulatory approvals, but does not require DQE or PSC shareholder approval. We do not expect to obtain the requisite regulatory approvals before the second half of 2003. It is our intention to fund the acquisition at closing with cash from a combination of short-term debt, long-term debt, the issuance of our common stock and/or an instrument convertible into our common stock. The ultimate decision regarding the funding of the acquisition will be based upon market conditions existing at the time the acquisition is consummated.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PHILADELPHIA SUBURBAN CORPORATION


Dated:  August 5, 2002                     By: /s/ Roy H. Stahl
                                              -------------------------------
                                              Name:  Roy H. Stahl
                                              Title: Executive Vice President
                                                     and General Counsel


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                                  EXHIBIT INDEX
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Exhibit No.                          Exhibit                                    Page
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
99.1                       Purchase Agreement, dated as of                        5
                           August 29, 2002, by and among AquaSource, Inc.,
                           DQE, Inc., Philadelphia Suburban Corporation
                           and Aqua Acquisition Corporation

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